Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-40674, Form S-8 No. 333-92607, Form S-8 No. 333-115946; Form S-3 No. 333-106604 and Form S-3 No 333-122699) of Online Resources Corporation of our report dated April 15, 2003, with respect to the financial statements of Incurrent Solutions, Inc. as of December 31, 2002 and for the year then ended, included in Online Resources Corporation’s Current Report (Form 8-K/A) dated December 22, 2004, filed herewith.

/s/Ernst & Young LLP

MetroPark, New Jersey
March 8, 2005